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                                                                    EXHIBIT 5

                             SEARS, ROEBUCK AND CO.
                           3333 Beverly Road - B6-210B
                            Hoffman Estates, IL 60179
                                                              ANASTASIA D. KELLY
                                                           Senior Vice President
                                                                 General Counsel
                                                                    847-286-0844




                                                     August 1, 2002

Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, DE  19807

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL  60179

Ladies and Gentlemen:

         I have examined the Registration Statement on Form S-3 (Commission File No. 333-92082) (the "Registration Statement") filed with the Securities and Exchange Commission by Sears Roebuck Acceptance Corp. (the "Company") and Sears, Roebuck and Co. ("Sears") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $9,500,000,000 aggregate principal amount of debt securities (the "Debt Securities") for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. I have examined the indenture dated as of May 15, 1995 between the Company and JPMorgan Chase Bank (successor in interest to The Chase Manhattan Bank, N.A.), which will be incorporated by reference into the Registration Statement, under which the Debt Securities are to be issued. I am familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken by the Company and Sears in connection with the authorization, registration, issuance and sale of the Debt Securities.

         Subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debt Securities being otherwise in compliance with then applicable law, I am of the opinion that the Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued and binding obligations of the Company in accordance with their terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). In giving the above opinion, I have relied, with their permission, on an opinion from Morris, Nichols, Arsht & Tunnell addressed to me and dated July 24, 2002.

         I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus which is part of the Registration Statement.



                                Very truly yours,

                                /s/ Anastasia D. Kelly